UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 27, 2018, The Meet Group, Inc. (the “Company”) entered into a Third Amendment and Limited Waiver to Amended and Restated Credit Agreement (the “Third Amendment”) to that certain Amended and Restated Credit Agreement, dated as of September 18, 2017 (as amended, the “Credit Agreement”), among the Company, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. Among other things, the Third Amendment amends the Company’s obligation to use certain of its excess cash flow to prepay its obligations under the Credit Agreement by limiting the applicable period for the fiscal year ended December 31, 2017 to the period commencing October 31, 2017 and ended December 31, 2017.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On August 1, 2018, the Company issued a press release announcing, among other things, its financial results for the quarter ended June 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a)

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 1, 2018, the Company announced that its Chief Revenue Officer, William Alena, left the Company effective July 31, 2018 (the “Separation Date”).

In connection with his departure, in addition to other benefits set forth in his Amended and Restated Employment Agreement dated June 1, 2016 (“Employment Agreement”), Mr. Alena is eligible to receive severance payments equal to one year of his base salary, which, on the Separation Date, was $339,487.92. Mr. Alena is also eligible to receive his annual bonus, pro-rated to reflect the Separation Date, for fiscal year 2018 in an amount of $99,017.33.

As of the Separation Date and pursuant to his Employment Agreement and his Award Grant Vesting Agreement dated as of April 26, 2016, vesting accelerated on Mr. Alena’s 64,148 outstanding options to purchase Company stock and 37,430 outstanding shares of restricted Company stock.

In addition, pursuant to the terms of Mr. Alena’s Employee Performance Share Award Agreement dated April 9, 2018, performance-based stock units granted to Mr. Alena automatically vested as of the Separation Date for a share award of 113,350 shares of common stock based on the Company’s attainment of total shareholder return performance goals through the Separation Date.

Item 7.01    Regulation FD Disclosure.

As discussed in Item 2.02 above, the Company issued a press release, dated August 1, 2018, announcing, among other things, its financial results for the quarter ended June 30, 2018, the text of which is incorporated by reference into this “Item 7.01. Regulation FD Disclosure.” In addition, as discussed in the press release dated August 1, 2018, the Company is making presentation materials available on its website.

The information in Item 2.02 and Item 7.01 of this Current Report is being furnished and shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Third Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of July 27, 2018 with the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	The Meet Group, Inc. press release, dated	August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	August 1, 2018	By: /s/ Geoff Cook
Name: Geoff Cook Title: Chief Executive Officer